KRUSE LANDA MAYCOCK & RICKS, LLC
                          EIGHTH FLOOR, BANK ONE TOWER
                          50 WEST BROADWAY (300 SOUTH)
                         SALT LAKE CITY, UTAH 84101-2034
ATTORNEYS AT LAW                                       TELEPHONE: (801) 531-7090
www.klmrlaw.com                                         TELECOPY: (801) 531-7091



                                  March 1, 2005




Board of Directors
Essential Innovations Technology Corp.
10125 - 199B Street, Suite 200
Langley, British Columbia
Canada V1M 3W9

         Re:      Essential Innovations Technology Corp.
                  Post-Effective Amendment No. 2 to the Registration Statement on Form SB-2/A

Ladies and Gentlemen:

         We have been engaged by Essential Innovations Technology Corp. (the "Company") to render our opinion respecting the legality of certain securities to be offered and sold pursuant to the post-effective amendment no. 2 to the registration statement on Form SB-2/A filed by the Company with the Securities and Exchange Commission (the "Registration Statement").

         In connection with this engagement, we have examined the following:

                  (1) Articles of Incorporation of the Company, as amended as of the date hereof and as included in the exhibits to the Registration Statement;

                  (2) Bylaws of the Company, as amended as of the date hereof and as included in the exhibits to the Registration Statement;

                  (3) the Registration Statement, including the financial statements of the Company included therein; and

                  (4) minutes of the Company's board of directors and stockholders or written consents of the Company's board of directors or stockholders in lieu thereof.

         We have examined such other corporate records and documents and have made such other examination as we deemed relevant. In rendering this opinion, we have assumed (a) the genuineness of all signatures on all documents not executed in our presence, (b) the authenticity of all documents submitted to us as originals, (c) the conformity to authentic original documents of all documents submitted to us as certified or conformed copies, and (d) the corporate minute books, stockholder records, and similar information furnished to us, and on which we have relied, are true, correct and complete. None of the factual matters or assumptions on which our opinion is based is, to our knowledge, false in any respect as they relate to the opinion below.

KRUSE LANDA MAYCOCK & RICKS, LLC

Board of Directors
Essential Innovations Technology Corp.
March 1, 2005
Page 2
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         Based upon the above examination, we are of the opinion that the common stock to be sold pursuant to the Registration Statement is legally issued, fully paid, and nonassessable under Nevada law, including the Nevada Constitution, all applicable provisions of the Nevada Revised Statutes, and reported judicial decisions interpreting those laws.

         This firm consents to being named in the prospectus included in the Registration Statement as having rendered the foregoing opinion and as having represented the Company in connection with the Registration Statement. This opinion is rendered to you for use in connection with the Registration Statement and the consummation of the transactions contemplated therein.


                                          Sincerely,

                                          /s/ Kruse Landa Maycock & Ricks, LLC
                                          KRUSE LANDA MAYCOCK & RICKS, LLC
KLMR/KCT/vs